[EXHIBIT 99.8]

Invoice Number:  V0612889261      Invoice
Invoice Date:    11/28/2006
Due Date:        12/1/2006                                           M
                                                                 MERGENT[R]
                        525077 Center Drive, Suite 150, Charlotte, NC 28217
                           1-800-342-5647 or 704-559-7601 Fax: 704-559-6945
                                                        mergent@mergent.com
                                                            www.mergent.com

                                                 Federal Tax ID: 36-4233475

Bill-to Customer Number: 889261      Customer Number: 889261
-------------------------------      -----------------------

   Bill to Address                   Ship to Address
   ---------------                   ---------------
   PSI-Tec Holdings Inc.            PSI- Tec Holdings Inc
   Mr. Fred Goetz Jr.               Mr. Fred Goetz Jr.
   President & CEO                  President & CEO
   Suite 16                         Suite 16
   2601 Annand Drive                2601 Annand Drive
   Wilmington, DE 19808             Wilmington, DE 19808
                                    American Express

---------------------------------------------------------------------------
                                                Start   Expiration  Amount
Qty       Description            PO Number      Date       Date       Due
---------------------------------------------------------------------------

1  Corporate Visibility Dual Standard Profile   12/06     11/07    $950.00


Payable in US Dollars                     Subtotal                 $950.00
Refer questions to: Mergent's             Shipping & Handling        $0.00
Customer Service at (800) 342-5647        Tax                        $0.00
or (704) 559-7601. Fax: (704) 559         Invoice Total            $950.00
-6945. 999


                  Return this Portion with your Payment

Invoice Number:  V0612889261                       Amount Due:   $950.00
Make Checks Payable to:
Mergent, Inc.
                    Payment Instructions
                    --------------------

P. O. Box 403123                                     *** Payment Policy***
Atlanta, GA 30384-3123 Send ACH
Transfers to:
Bank of America Bank
 Routing # 053000196
Account # 691517368
Send Wire Transfers to:
Bank of America Bank Routing
# 026009593 Account #
691517368

Please Include Your Customer Number on All Payments

                    Payment Options (circle one)
                     Check   MasterCard   Visa
                    Account Number: ____________
                    Expiration Date: ___________
                    Signature: _________________

                               Payment is due and payable prior to the
                               first day of the effective month of the
                               subscription. See section 6(a) on reverse
                               for cancellation policy. Please send payment
                               in the enclosed envelope. If you have any
                               questions, please contact Mergent's Customer
                               Service Department at (800) 342-5647
                               or (704) 559-7601.
                               FAX: (704) 559-6945
                               Email: customerservice@mergent.com
                                      ---------------------------